SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 10, 2002

CROWN JEWEL RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10893	13-3007167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lucien Lennuyeux-Vergier
Seven Penn Plaza, Suite 1110, New York, NY    10001
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code (212) 329-3106

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Item 1.     Changes in Control of Registrant

On October 10, 2002, the Registrant agreed to issue 23,242,200 to Dreamwind LLC, a Nevada limited liability company which will own 34,042,200 shares of the common stock of the Registrant, after such issuance, since Dreamwind has also acquired control of 10,800,000 shares owned by Park Vanguard LLC.  Dreamwind is 50% owned by Labyrinth LLC, a Nevada limited liability company, 45% by Theomar Associates Ltd., a British corporation, and 5% by Holiday Surf Ltd., a British corporation. Dreamwind LLC is managed by Lucien Lennuyeux-Vergier, the new Chief Executive Officer of the Registrant.  Mr. Vergier is also a shareholder of Theomar Associates Ltd. and under the Dreamwind Operating Agreement has effective control over the Registrant.

Item 2.     Acquisition or Disposition of Assets

On October 8, 2002, the Registrant exchanged 23,242,200 shares of its common stock for 1) $1,725,000 of animation cels of the Dino Babies cartoon series, and 2) computer hardware, software and rights to certain trademarks and websites of Holiday Surf Ltd. valued at $1,250,000. Both were acquired from Dreamwind LLC.

In a related transaction, Park Vanguard LLC, the former controlling shareholder of the Registrant, exchanged the Gateway real estate property from the Registrant in exchange for $4,675,000 of animation cels of the Dino Babies cartoon series.

The  purpose of the  issuance to Dreamwind was to supplement the businesses of the Registrant into the development and marketing of travel and leisure services, and the sale and marketing of animation cels and related products.

The acquired Dino Babies animation cels comprise 336 boxes of material stored at Pacific Title Archives at 900 Grand Avenue, Glendale, CA 91201, which includes 412,608 cels, 9,072 background sheets, 2,903 hand painted pan backgrounds and 551,712 drawings.

The Holiday Surf acquisition provides hardware and software which allows the partner Travel Agents which will contract with the Holiday Surf network to create within their agencies specialized spaces where their clients will be able to surf at high speeds via computers to plan their future holiday destinations or business travel.

Management The Executive Officers and Directors of the Registrant are as set forth below.

Name	(Age)	Position(s)
Lucien L. Vergier	(56)	Chief Executive Officer, Director
Carmine Trinchetta	(52)	Chairman of the Board of Directors
Marc A. Palazzo	(43)	President, Secretary, Director
Zeki Kochisarli	(54)	Executive Vice President, Director

Walter Greenfield	(72)	Director
Etienne Vergier	(53)	Director
William Stewart	(55)	Director

Lucien L. Vergier became the Chief Executive Officer and a Director in August, 2002. Mr. Vergier spent most of his professional life in the shipping industry, initially As a charterer and thereafter as a ship owner.  From 1987 to 1989 Mr. Vergier presided over the orderly liquidation of his group's maritime interests. From 1990 to the present Mr. Vergier has been an investor and merchant banker.

Carmine Trinchetta, became Chairman of the Board of Directors in November 2001. He is Managing Director of Eurogioie Srl, an Italian based wholesaler and retailer of gold jewelry products and Managing Director of Aereoporti di Fiuggi Srl, a real estate construction and management concern. Mr. Trinchetta is also President of AF Forum - Associazione per l'Alta Formazione Professionale, a not for profit Italian organization specialized in research, development and training projects aimed at managers and public officials in Italy and in other countries in Europe and elsewhere and Managing Director of Logosconsulting Srl, a consultant in public relations, editorial projects (magazines and other publications) in Italy and in Belgium, international marketing campaigns, international joint ventures, international financial advisors. Mr. Trinchetta is a graduate of Queens College of the City University of New York, majoring in Romance Languages.

Marc A. Palazzo,  President, Secretary and Director,  has been an attorney and an  investment  banker  specializing  in corporate  finance,  operational  and  financial   restructuring   and   acquisitions  and  leveraged transactions for the past 16 years.  Mr. Palazzo is currently  President of Park Vanguard LLC, the majority shareholder of the Company. Mr. Palazzo was the Chief Financial  Officer for AFI,  LLC, an  owner/manager  of 33  properties  for site development  and  commercial  product  sales during the 1996 Summer  Olympics in Atlanta,  Georgia.  He also was Director of  Acquisitions  for the  Consolidated Technology  Group Ltd.,  a publicly  traded  holding  company.  Previously,  Mr. Palazzo was Vice  President of Sakura Bank  (formerly  Mitsui  Taiyo Kobe).  Mr. Palazzo  practiced  corporate and securities law with Certilman Haft LeBow Balin Buckley & Kremer in New York,  New York.  Mr.  Palazzo has a Masters in Business Administration  - Finance (with honors) from the University of Chicago,  a Juris Doctor  from the  Temple  University  School  of Law and a  Bachelors  Degree in Business Administration from the University of Akron.

Zeki  Kochisarli,  Executive  Vice  President  and  Director,  and  President of GoldWerks,  has been a leading  jewelry  machinist  and engineer for over twenty(20) years.  For the previous six years,  Mr.  Kochisarli has operated  Prestige Chain, Inc., an innovator of fine gold, platinum and silver jewelry and has been a consultant  to several  jewelry  manufacturers,  particularly  in the U.S. and Italy, and throughout the rest of Europe.  Mr.  Kochisarli served in the Turkish army  as an  electrical  and  mechanical  engineer  and  has  been  a  certified electrician  since  the  age of 13.  Mr.  Kochisarli  attended  the  Werner  and Pfleiderer Technical University in Stuttgart,  Germany, and received an advanced degree in mechanical and technical engineering.

Walter Greenfield, Director, of the Company. Mr. Greenfield has spent his entire career as an  inventor,  a  developer  of medical  diagnostic  systems and as an entrepreneur.  Mr.  Greenfield  currently  is a  Director  of  Diopsys,  Inc.  a developer of optical  testing  equipment.  From 1994 to 1999, he was Founder and Director of  DiaSystems  Corp.  (NASDAQ:DIYS),  a  manufacturer  of  microscopic instruments.  From 1987 to 1994,  Mr.  Greenfield  was Founder  and  Director of Scientific Instruments, Inc., which went public in 1989 and from 1983 to 1987 he Founded and was a Director of Wright Laboratories,  a manufacturer of diagnostic instruments  which  went  public in 1984 and was sold in 1987.  Previously,  Mr. Greenfield was product development manager of Medical  Laboratories  Automation, Inc.,  and  Carter  Wallace,  Inc.  and began his  career as a chemist  with USV Pharmaceutical  Corp.,  which  was  eventually  acquired  by  Revlon,  Inc.  Mr. Greenfield has authored  several patents,  scientific  papers and has edited two medical books.  Mr.  Greenfield  attended New York  University  where he studied biochemistry.

Etienne L. Vergier has been a director since August, 2002. Mr. Vergier is the brother of Lucien L. Vergier, Chief Executive Officer of the company.  Mr. Vergier graduated in 1969 from the Centre d'Etudes et de Promotion de Tourisme, a French travel industry oriented school. He was employed from that time to the present with various companies in the travel industry. From 1992 to 1995 he was general manger of Transfer Voyage S.A.. From 1995 to 1997 he was general manager of Tour System, S.A. and from 1997 to 2000, he was general manager of Travel On-Line, S.A. which merged to form Holiday Surf Ltd. From 1998 to 2000 he was general manager of Nuggets Travel and from 2000 to the present he has been the general manager of Holiday Surf Ltd., Maroc Ltd., Tourism & Loisirs Engineering and Cruise Office, related companies that are involved in various aspects of the travel and leisure industry.

William Stewart has been a director since August, 2002.  He graduated from Brown University, Providence, Rhode Island, in 1969 with Sc.B and A.B. degrees in electrical engineering and was commissioned in the United States Navy where he spent four years. Subsequently he served in the Naval Reserves attaining the rank of Lieutenant Commander.  Since 1983 he has been President of Stewart Alexander & Co., Inc., a company which he co-founded and which functions as a shipbroker can chartering agent having become the largest independent dry cargo ship brokerage company in New York City.

Exhibit Number ----------------	Exhibit Title -------------
10.1*	Asset Purchase Agreement dated October 7, 2002 by and between Dreamwind LLC and the Registrant *

To be filed by Amendment to this Form 8-K.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized on the 10th day of October, 2002.

CROWN JEWEL RESOURCES CORP.

By /s/ Lucien Vergier
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Lucien Vergier,
Chief Executive
Officer